Exhibit 23.2

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

Dallas, Texas 75244

February 26, 2010

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the use by SandRidge Energy, Inc. (SandRidge), in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on or about March 1, 2010, including any amendments thereto, of the name DeGolyer and MacNaughton and to the inclusion therein of references in “Part I, Item 1 Business” and “Notes to Consolidated Financial Statements” to our “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroSource, Energy Company” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC,” and to the inclusion of our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge, and to the incorporation by reference thereof into Sandridge’s Registration Statements on Form S-3 (File Nos. 333-158556 and 333-158554) and Registration Statements on Form S-8 (File Nos. 333-160527, 333-155441 and 333-148299).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON